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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 23, 2002

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342
(Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On July 23, 2002, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof announcing that the Company would broadcast a synchronized slide show and audio over the internet on Wednesday, July 24, 2002, at 10:00 AM Eastern Time in connection with its conference call on results for the quarter ended June 30, 2002. Also on July 23, 2002, the Company issued the press release attached hereto as exhibit 99.2 and made a part hereof announcing it results for the quarter ended June 30, 2002. For additional information, please see the press releases.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued July 23, 2002.
99.2	Press release issued July 23, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: July 25, 2002	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES